Exhibit 32.2

CERTIFICATIONS UNDER SECTION 906

    Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, James Nisco, Senior Vice President, Finance and Treasury and Chief Accounting Officer of Lisata Therapeutics, Inc., a Delaware corporation (the “Company”), do hereby certify, to my knowledge, that:

    The Annual Report for the year ended December 31, 2025 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 12, 2026	/s/ James Nisco
James Nisco
Senior Vice President, Finance and Treasury and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)